SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 14, 2009

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	0-11550	36-3207413
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

  99 Wood Avenue South, Suite 311, Iselin, NJ     08830
   (Address of Principal Executive Offices)                      (Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 14, 2009, Pharmos Corporation announced top line results for its Phase 2b trial of Dextofisopam for the treatment of Irritable Bowel Syndrome (IBS).  A press release is attached as exhibit 99.1 hereto.

While the trial did not meet the primary endpoint, the drug treatment group at 200 mg demonstrated activity and secondary response variables of adequate relief of abdominal pain and discomfort, and overall IBS symptoms ratings showed statistical significance and trends favoring the Dextofisopam group compared to placebo.

Although the primary efficacy variable did not reach statistical significance, the percentage responding for the Dextofisopam 200 mg group was higher than that observed in the successful Phase 2a trial.  However, the placebo was also higher than the Phase 2a trial.

Pharmos plans to seek a pharmaceutical partner with the appropriate GI scientific expertise for further development of Dextofisopam.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1           Press release of Pharmos Corporation dated September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of September, 2009.

PHARMOS CORPORATION

By:            /s/ S. Colin Neill
Name:  S. Colin Neill
Title:  President and Chief Financial Officer